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                                                                 EXHIBIT 5.1(b)


                   [Cadwalader, Wickersham & Taft Letterhead]






                                  May 28, 1998


Credit Suisse First Boston Mortgage Securities Corp.
11 Madison Avenue
New York, New York 10010

                     Re:  Commercial/Multi-Family Pass-Through Certificates

Gentlemen:

                  We have acted as your special counsel in connection with the Registration Statement on Form S-3 (No. 333-51771) (the "Registration Statement"), which Registration Statement is being filed with the Securities and Exchange Commission (the "Commission"), pursuant to the Securities Act of 1933, as amended (the "Act"). The Registration Statement describes Commercial/Multi-Family Pass-Through Certificates ("Certificates") to be sold by Credit Suisse First Boston Mortgage Securities Corp. (the "Depositor") in one or more series (each, a "Series") of Certificates. Each Series of Certificates will be issued under a separate pooling and servicing agreement (each a "Pooling and Servicing Agreement") among the Depositor, a master servicer named therein (a "Servicer"), and a trustee named therein (a "Trustee"). Capitalized terms used and not otherwise defined herein have the respective meanings given to such terms in the Registration Statement.

                  In rendering the opinions set forth below, we have examined and relied upon the following: (1) the Registration Statement, including the Prospectus and the form of Prospectus Supplement constituting a part thereof, each substantially in the form filed with the Commission; and (2) such other documents, materials and authorities as we have deemed necessary in order to enable us to render our opinion set forth below. We express no opinion with respect to any Series of Certificates for which we do not act as counsel to the Depositor.

                  Based on and subject to the foregoing, we are of the opinion that:

                           1. When a Pooling and Servicing Agreement for a
                  Series of Certificates has been duly and validly authorized, executed and delivered by the Depositor, a Servicer, a Trustee and any other party thereto, such Pooling and Servicing Agreement will constitute a valid and legally binding agreement of Depositor, enforceable against the Depositor in accordance with its terms,

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                  subject to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting the enforcement of rights of creditors generally and to general principles of equity and the discretion of the court (regardless of whether enforceability is considered in a proceeding in equity or at law).

                           2. When a Pooling and Servicing Agreement for a
                  Series of Certificates has been duly and validly authorized, executed and delivered by the Depositor, a Servicer, a Trustee and any other party thereto, and the Certificates of such Series have been duly executed, authenticated, delivered and sold as contemplated in the Registration Statement, such Certificates will be legally and validly issued, fully paid and nonassessable, and the holders of such Certificates will be entitled to the benefits of such Pooling and Servicing Agreement.

                           3. As your special counsel, we have considered
                  certain federal income tax aspects of the proposed issuance of Certificates of each Series. In particular, we have considered the material federal income tax consequences for holders of Certificates and have reviewed the description of the material federal income tax consequences for holders of Certificates that appears under the heading "Certain Federal Income Tax Consequences" in the Prospectus. Such description does not purport to discuss all possible federal income tax ramifications of the proposed issuance of the Certificates, but, with respect to those federal income tax consequences that are discussed, in our opinion, the description is accurate in all material respects.

                  We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to this firm under the headings "Legal Matters" and "Certain Federal Income Tax Consequences" in the Prospectus, which is a part of the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act.

                                              Very truly yours,

                                              /s/ Cadwalader, Wickersham & Taft




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